EXHIBIT 11.1

                            DIGITAL BIOMETRICS, INC.
                   STATEMENT RE: COMPUTATION OF LOSS PER SHARE

                                                               YEARS ENDED SEPTEMBER 30,
                                                     ---------------------------------------------
                                                         1997             1996             1995
                                                     ------------     ------------     -----------
Shares outstanding at beginning of year                10,777,288        7,833,633       7,787,959


Shares awarded for retirement plan                         41,798           16,831           8,814


Restricted stock awards, net                               31,072           17,456           6,360


Exercise of stock options and warrants                     25,000          157,500          30,500


Shares issued upon conversion of debentures             1,485,880        2,751,868            --

                                                     ------------     ------------     -----------
Shares outstanding at end of year                      12,361,038       10,777,288       7,833,633
                                                     ============     ============     ===========

Weighted average shares outstanding (a)                11,766,220        9,451,015       7,814,144
                                                     ============     ============     ===========

Net loss                                             $ (6,275,394)    $(11,686,903)    $(3,324,555)
                                                     ============     ============     ===========

Loss per common share and common and common share
equivalents                                          $      (0.53)    $      (1.24)    $     (0.43)
                                                     ============     ============     ===========

(a) Stock options and other common share equivalents are not included in the calculation of the net loss per common share as their effect is antidilutive.